Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: February 13, 2013
From: Jeffrey T. Bowman
Chief Executive Officer                                 __________________________________________________________________________________________________
Crawford & Company Reports Record 2012 Fourth Quarter and Annual Results
Revenues Reach Annual Record of $1.177 Billion
Full Year Operating Earnings Increase 40%

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2012.

Consolidated Results
Full year consolidated revenues before reimbursements totaled a record $1.177 billion for 2012, compared with $1.125 billion for 2011. Net income attributable to shareholders of Crawford & Company in 2012 was $52.6 million, compared with net income in 2011 of $45.4 million. Full year 2012 diluted earnings per share were $0.97 for CRDA and $0.94 for CRDB, compared with diluted earnings per share of $0.85 for CRDA and $0.83 for CRDB in the prior year.

Fourth quarter 2012 consolidated revenues before reimbursements totaled a record $313.0 million, an increase of 18% from $265.6 million in the 2011 fourth quarter. Fourth quarter 2012 net income attributable to shareholders of Crawford & Company was $17.9 million, increasing 299% from $4.5 million in the 2011 fourth quarter. Fourth quarter 2012 diluted earnings per share were $0.33 for CRDA and $0.32 for CRDB, compared with diluted earnings per share of $0.09 for CRDA and $0.08 for CRDB, in the prior-year quarter.

Consolidated operating earnings, a non-GAAP financial measure, grew to an annual record of $110.2 million in 2012, increasing 40% from $78.6 million in 2011. For the 2012 fourth quarter, consolidated operating earnings totaled $38.9 million, a quarterly record, more than tripling the $10.0 million reported in the 2011 fourth quarter.

During the 2012 fourth quarter, the Company recorded $8.5 million in special charges, consisting of a $4.3 million loss on a property sublease and $4.2 million for severance costs, primarily related to the restructuring of our North American operations. In the second and third quarters of 2012, the Company incurred pretax special charges of $2.8 million for a project to outsource certain aspects of our U.S. technology infrastructure. Excluding the special charges, 2012 fourth quarter and full-year net income attributable to shareholders of Crawford & Company would have been $23.2 million and $59.6 million, respectively, and diluted earnings per CRDB share would have been $0.42 and $1.07, respectively.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

During the 2011 fourth quarter, the Company recorded a net $4.6 million in special charges and credits, consisting of a $3.4 million write-off of deferred financing costs related to the repayment of its then-outstanding Term Loan B and $1.2 million in severance expense related to the Broadspire segment. The Company also recorded a tax benefit of $5.5 million related to a change in the valuation allowance for foreign tax credits. In the third quarter of 2011, the Company recorded a gain of $7.0 million ($5.9 million net of tax) related to the final settlement of an arbitration award. Excluding the arbitration award, tax adjustment, and other special charges, 2011 fourth quarter and full-year net income attributable to shareholders of Crawford & Company would have been $1.9 million and $37.0 million, respectively, and diluted earnings per CRDB share would have been $0.03 and $0.67, respectively.

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of December 31, 2012 totaled $71.2 million compared with $77.6 million at December 31, 2011.

The Company generated $92.9 million of cash from operations during 2012, compared with $36.7 million during 2011. The $56.2 million increase in cash provided by operations was largely due to an increase in operating earnings, lower cash payments for accounts payable, accrued liabilities and accrued compensation in 2012 compared with 2011, and reductions in defined benefit pension contributions and taxes paid.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our fourth quarter 2012 consolidated operating earnings more than tripled last year's fourth quarter figures and were partly driven by our handling of claims from superstorm Sandy and very strong results from our EMEA/AP and Legal Settlement Administration segments. During the 2012 fourth quarter and full year, we set financial records for consolidated revenues, operating earnings, and operating cash flow.

"The Americas segment saw a surge in activity during the 2012 fourth quarter resulting from superstorm Sandy in the northeastern U.S. which exceeded our initial expectations heading into the quarter. This helped generate improvement in this segment over the 2011 fourth quarter, and should provide us with a good start to 2013.

"Our EMEA/AP segment results during the quarter were largely driven by the ongoing handling of catastrophic flood losses in Thailand, although we also saw improvements in our core U.K. and CEMEA operations. This segment was a very important performer for us during 2012.

"During the 2012 fourth quarter our Legal Settlement Administration segment was engaged in handling the Deep Water Horizon class action settlement, as well as a number of other meaningful class action and bankruptcy matters. We expect operating activity in this segment to be significant for us during 2013, although at a reduced rate as compared to 2012.

"In the Broadspire segment, we recorded a slight operating profit for the 2012 fourth quarter and full year. We remain focused on delivering stronger operating performance in this business and we are optimistic that we will show continued improvement in the upcoming year."

Mr. Bowman concluded, "I am pleased that our results reflect the management team's focus on our core strategic and operational goals and we expect to continue to expand market share, drive efficiencies and capitalize on the opportunities that present themselves in 2013. We are enthusiastic about our business and are very focused on delivering shareholder value. The initial guidance we are providing today for 2013 reflects the strength of our position in the markets that we serve around the world."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results For the Fourth Quarter and Full Year
Americas
Americas revenues before reimbursements were $93.5 million in the fourth quarter of 2012, an increase of 14% over $82.0 million in the 2011 fourth quarter. This increase was primarily due to superstorm Sandy. The impact of changes in foreign exchange rates for this segment for the 2012 fourth quarter was insignificant. Operating earnings in the 2012 fourth quarter in the segment were $4.4 million, or 5% of revenues, compared with a small operating loss in the 2011 fourth quarter.

For the year, Americas revenues before reimbursements decreased 7% to $334.4 million compared with $357.7 million in 2011. During 2012, the U.S. dollar strengthened against foreign currencies in the segment, resulting in a negative exchange rate impact to segment revenues of $3.0 million from 2011 to 2012. Operating earnings decreased from $19.9 million in 2011 to $11.9 million in 2012, representing an operating margin of 6% and 4% in 2011 and 2012, respectively.

EMEA/AP
Fourth quarter 2012 revenues before reimbursements for the EMEA/AP segment increased 10% to $95.2 million from $86.2 million for the same period of 2011. This increase was primarily due to the continued handling of cases from the 2011 flooding in Thailand. During the 2012 fourth quarter compared with the 2011 fourth quarter, the U.S. dollar strengthened against most major foreign currencies, resulting in a negative exchange rate impact to revenues of $2.1 million in this segment. Operating earnings increased to $18.2 million in the 2012 fourth quarter, an increase of 129% over last year's fourth quarter operating earnings of $8.0 million. The related operating margin was 19% in the 2012 fourth quarter, increasing from 9% in the 2011 fourth quarter.

For the year, revenues before reimbursements from our EMEA/AP segment totaled $366.7 million, an 8% increase from $340.2 million in 2011. During 2012, the U.S. dollar strengthened against most major foreign currencies, resulting in a negative exchange rate impact to revenues of $10.3 million in 2012 compared with 2011. EMEA/AP operating earnings increased to $48.6 million in 2012, an increase of 71% from 2011 operating earnings of $28.4 million. The operating margin increased from 8% in 2011 to 13% in 2012.

Broadspire
Revenues before reimbursements from the Broadspire segment were $58.8 million in the 2012 fourth quarter, slightly above the $58.2 million for the 2011 quarter. Operating earnings totaled $0.4 million in the 2012 fourth quarter, or 1% of revenues, compared with an operating loss of $2.3 million, or a negative operating margin of 4%, in the prior-year period.

For the year, Broadspire segment revenues before reimbursements increased 2% to $239.0 million compared with $234.8 million in 2011. Broadspire recorded break-even operating results for the year, compared with an operating loss of $11.4 million, or a negative operating margin of 5% in 2011.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $65.4 million in the 2012 fourth quarter, compared with $39.2 million in the 2011 fourth quarter. Operating earnings totaled $18.2 million in the 2012 fourth quarter, or 28% of revenues, compared with $8.8 million, or 22% of revenues, in the prior-year period.

For the year, Legal Settlement Administration revenues before reimbursements were $236.6 million, compared with $192.6 million in 2011. Operating earnings were $60.3 million, increasing 17% from $51.3 million in 2011, with the related operating margin decreasing slightly from 27% in 2011 to 25% in 2012. The segment's awarded project backlog approximated $151.9 million at December 31, 2012, compared with $64.0 million at December 31, 2011.

2013 Guidance
Crawford & Company is providing initial guidance for 2013 as follows:

•	Consolidated revenues before reimbursements between $1.05 and $1.08 billion.

•	Consolidated operating earnings between $85.0 and $93.0 million.

•	Consolidated cash provided by operating activities between $65.0 and $70.0 million.

•
After reflecting stock option expense, net corporate interest expense, customer-relationship intangible asset amortization expense, and income taxes, net income attributable to shareholders of Crawford & Company on a GAAP basis between $49.0 and $54.0 million, or $0.85 to $0.95 diluted earnings per CRDB share.

Crawford's business is dependent, to a significant extent, on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles. References in this release are generally only to CRDB, as that presents a more dilutive measure.

Crawford & Company's management will host a conference call with investors on Wednesday, February 13, 2013 at 3:00 p.m. EST to discuss 2012 results. The call will be recorded and available for replay through February 27, 2013. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 94597751. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and year ended December 31, 2012 is shown on the attached unaudited condensed consolidated financial statements.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income (loss) or operating earnings (loss). A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria our management and CODM use. Consolidated operating earnings (loss) represent segment earnings (loss) including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented on page 6 below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income tax expense, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings (loss) because they are managed on a corporate-wide basis. Income tax expense is calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Special charges and credits may arise from events (such as expenses related to restructurings, losses on subleases, etc.) that are not allocated to any particular segment since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Year ended
	December 31, 2012	% Margin	December 31, 2011	% Margin	December 31, 2012	% Margin	December 31, 2011	% Margin
Operating Earnings (Loss):
Americas	$4,448	5%	$(238)	—%	$11,877	4%	$19,851	6%
EMEA/AP	18,232	19%	7,956	9%	48,585	13%	28,421	8%
Broadspire	444	1%	(2,250)	(4)%	27	—%	(11,434)	(5)%
Legal Settlement Administration	18,170	28%	8,770	22%	60,284	25%	51,307	27%
Unallocated corporate and shared costs and credits	(2,441)	(1)%	(4,206)	(2)%	(10,613)	(1)%	(9,555)	(1)%
Consolidated Operating Earnings	38,853	12%	10,032	4%	110,160	9%	78,590	7%
(Deduct) Add:
Net corporate interest expense	(1,822)	(1)%	(3,515)	(1)%	(8,607)	(1)%	(15,911)	(1)%
Stock option expense	(86)	—%	(75)	—%	(408)	—%	(450)	—%
Amortization expense	(1,629)	(1)%	(1,646)	(1)%	(6,373)	(1)%	(6,177)	(1)%
Special charges and credits	(8,538)	(3)%	(4,613)	(2)%	(11,332)	(1)%	2,379	—%
Income taxes	(8,744)	(3)%	4,598	2%	(29,957)	(3)%	(12,739)	(1)%
Net income attributable to non-controlling interests	(122)	—%	(289)	—%	(866)	—%	(288)	—%
Net income attributable to shareholders of Crawford & Company	$17,912	6%	$4,492	2%	$52,617	4%	$45,404	4%

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims Solutions® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the Class A Common Stock than on the Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless approved by the holders of 75% of the Class A Common Stock, voting as a class.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2012	2011	% Change

Revenues:

Revenues Before Reimbursements	$312,981	$265,637	18%
Reimbursements	22,549	19,316	17%
Total Revenues	335,530	284,953	18%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	221,399	202,630	9%
Reimbursements	22,549	19,316	17%
Total Costs of Services	243,948	221,946	10%

Selling, General, and Administrative Expenses	54,444	54,696	—%
Corporate Interest Expense, Net	1,822	3,515	(48)%
Special Charges and Credits	8,538	4,613	85%
Total Costs and Expenses	308,752	284,770	8%

Income Before Income Taxes	26,778	183	nm
Provision for (Benefit from) Income Taxes	8,744	(4,598)	nm
Net Income	18,034	4,781	277%
Less: Net Income Attributable to Noncontrolling Interests	122	289	(58)%
Net Income Attributable to Shareholders of Crawford & Company	$17,912	$4,492	299%

Earnings Per Share - Basic:
Class A Common Stock	$0.33	$0.09	267%
Class B Common Stock	$0.32	$0.08	300%

Earnings Per Share - Diluted:
Class A Common Stock	$0.33	$0.09	267%
Class B Common Stock	$0.32	$0.08	300%

Cash Dividends Per Share:
Class A Common Stock	$0.10	$0.03	233%
Class B Common Stock	$0.09	$0.02	350%

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Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2012	2011	% Change

Revenues:

Revenues Before Reimbursements	$1,176,717	$1,125,355	5%
Reimbursements	89,421	86,007	4%
Total Revenues	1,266,138	1,211,362	5%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	844,927	831,922	2%
Reimbursements	89,421	86,007	4%
Total Costs of Services	934,348	917,929	2%

Selling, General, and Administrative Expenses	228,411	221,470	3%
Corporate Interest Expense, Net	8,607	15,911	(46)%
Special Charges and Credits	11,332	(2,379)	nm
Total Costs and Expenses	1,182,698	1,152,931	3%

Income Before Income Taxes	83,440	58,431	43%
Provision for Income Taxes	29,957	12,739	135%
Net Income	53,483	45,692	17%
Less: Net Income Attributable to Noncontrolling Interests	866	288	201%
Net Income Attributable to Shareholders of Crawford & Company	$52,617	$45,404	16%

Earnings Per Share - Basic:
Class A Common Stock	$0.99	$0.86	15%
Class B Common Stock	$0.95	$0.84	13%

Earnings Per Share - Diluted:
Class A Common Stock	$0.97	$0.85	14%
Class B Common Stock	$0.94	$0.83	13%

Cash Dividends Per Share:
Class A Common Stock	$0.20	$0.10	100%
Class B Common Stock	$0.16	$0.08	100%

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Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Three Months Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2012	2011	Change	2012	2011	Change	2012	2011	Change	2012	2011	Change

Revenues Before Reimbursements	$93,453	$82,016	14%	$95,232	$86,230	10%	$58,848	$58,214	1%	$65,448	$39,177	67%

Compensation & Benefits	58,729	54,725	7%	53,715	55,188	(3)%	31,198	33,010	(5)%	20,840	16,373	27%
% of Revenues Before Reimbursements	63%	67%		56%	64%		53%	57%		32%	42%

Expenses Other than Reimbursements,
Compensation & Benefits	30,276	27,529	10%	23,285	23,086	1%	27,206	27,454	(1)%	26,438	14,034	88%
% of Revenues Before Reimbursements	32%	34%		24%	27%		46%	47%		40%	36%

Total Operating Expenses	89,005	82,254	8%	77,000	78,274	(2)%	58,404	60,464	(3)%	47,278	30,407	55%

Operating Earnings (Loss) (1)	$4,448	$(238)	nm	$18,232	$7,956	129%	$444	$(2,250)	nm	$18,170	$8,770	107%
% of Revenues Before Reimbursements	5%	—%		19%	9%		1%	(4)%		28%	22%
Year Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2012	2011	Change	2012	2011	Change	2012	2011	Change	2012	2011	Change

Revenues Before Reimbursements	$334,431	$357,716	(7)%	$366,718	$340,246	8%	$238,960	$234,775	2%	$236,608	$192,618	23%

Compensation & Benefits	212,361	227,099	(6)%	221,140	222,236	—%	130,167	136,235	(4)%	84,613	72,010	18%
% of Revenues Before Reimbursements	63%	63%		60%	65%		54%	58%		36%	37%

Expenses Other than Reimbursements,
Compensation & Benefits	110,193	110,766	(1)%	96,993	89,589	8%	108,766	109,974	(1)%	91,711	69,301	32%
% of Revenues Before Reimbursements	33%	31%		26%	26%		46%	47%		39%	36%

Total Operating Expenses	322,554	337,865	(5)%	318,133	311,825	2%	238,933	246,209	(3)%	176,324	141,311	25%

Operating Earnings (Loss) (1)	$11,877	$19,851	(40)%	$48,585	$28,421	71%	$27	$(11,434)	nm	$60,284	$51,307	17%
% of Revenues Before Reimbursements	4%	6%		13%	8%		—%	(5)%		25%	27%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income tax expense, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, and certain unallocated corporate and shared costs and credits. See page 6 for additional information about segment operating earnings (loss).

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Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2012 and December 31, 2011
(In Thousands, Except Par Values)

	Unaudited	*
	December 31,	December 31,
	2012	2011
ASSETS

Current Assets:
Cash and Cash Equivalents	$71,157	$77,613
Accounts Receivable, Net	164,708	161,543
Unbilled Revenues, at Estimated Billable Amounts	124,881	107,494
Prepaid Expenses and Other Current Assets	25,600	22,836
Total Current Assets	386,346	369,486

Property and Equipment	155,359	156,349
Less Accumulated Depreciation	(109,312)	(112,465)
Net Property and Equipment	46,047	43,884

Other Assets:
Goodwill	131,995	131,246
Intangible Assets Arising from Business Acquisitions, Net	89,027	96,392
Capitalized Software Costs, Net	67,299	60,332
Deferred Income Tax Assets	99,475	84,454
Other Noncurrent Assets	24,402	25,864
Total Other Assets	412,198	398,288

Total Assets	$844,591	$811,658

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$13,275	$1,794
Accounts Payable	54,975	41,806
Accrued Compensation and Related Costs	102,048	96,440
Self-Insured Risks	14,120	18,817
Income Taxes Payable	5,823	292
Deferred Income Taxes	19,793	7,287
Deferred Rent	16,946	15,820
Other Accrued Liabilities	40,223	36,104
Deferred Revenues	56,379	53,844
Mandatory Contributions Due to Pension Plan	18,862	13,800
Current Installments of Long-Term Debt and Capital Leases	838	410
Total Current Liabilities	343,282	286,414

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	152,293	211,983
Deferred Revenues	26,438	27,856
Self-Insured Risks	13,893	10,114
Accrued Pension Liabilities, Less Current Mandatory Contributions	146,762	120,195
Other Noncurrent Liabilities	18,069	16,808
Total Noncurrent Liabilities	357,455	386,956

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,335	29,086
Class B Common Stock, $1.00 Par Value	24,690	24,697
Additional Paid-In Capital	35,550	33,969
Retained Earnings	249,834	209,323
Accumulated Other Comprehensive Loss	(201,155)	(163,603)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	138,254	133,472
Noncontrolling Interests	5,600	4,816
Total Shareholders’ Investment	143,854	138,288

Total Liabilities and Shareholders' Investment	$844,591	$811,658
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2012 and December 31, 2011
Unaudited
(In Thousands)

	2012	2011
Cash Flows From Operating Activities:
Net Income	$53,483	$45,692
Reconciliation of Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	32,796	31,818
Arbitration Award	—	(6,992)
Write-off of Loan Costs on Previous Term Loan	—	3,415
Deferred Income Taxes	9,846	(2,058)
Stock-Based Compensation	3,660	3,756
Gain on Disposals of Property and Equipment, Net	(136)	(143)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(4,197)	(13,594)
Unbilled Revenues, Net	(18,725)	18,099
Accrued or Prepaid Income Taxes	5,527	284
Accounts Payable and Accrued Liabilities	28,095	(6,383)
Deferred Revenues	(245)	1,443
Accrued Retirement Costs	(15,639)	(36,633)
Prepaid Expenses and Other Operating Activities	(1,612)	(2,028)
Net Cash Provided By Operating Activities	92,853	36,676
Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(15,375)	(14,221)
Proceeds from Disposals of Property and Equipment	47	417
Capitalization of Computer Software Costs	(17,801)	(15,677)
Cash Received in Arbitration Award	—	4,913
Payments for Business Acquisitions, Net of Cash Acquired	(674)	(10,365)
Net Cash Used In Investing Activities	(33,803)	(34,933)
Cash Flows From Financing Activities:
Cash Dividends Paid	(9,880)	(4,872)
Shares Used to Settle Withholding Taxes Under Stock-Based Compensation Plans	(1,307)	(1,653)
Proceeds from Employee Stock-Based Compensation Plans	520	602
Repurchases of Common Stock	(2,840)	—
Increases in Short-Term Borrowings and Revolving Credit Agreement	42,174	59,753
Payments on Short-Term Borrowings and Revolving Credit Agreement	(91,412)	(55,951)
Proceeds from Long-Term Borrowings	—	248,254
Payments on Long-Term Debt and Capital Lease Obligations	(1,583)	(260,004)
Capitalized Loan Costs	(161)	(3,702)
Dividends Paid to Noncontrolling Interests	(429)	(391)
Net Cash Used In Financing Activities	(64,918)	(17,964)
Effects of Exchange Rate Changes on Cash and Cash Equivalents	(588)	294
Decrease in Cash and Cash Equivalents	(6,456)	(15,927)
Cash and Cash Equivalents at Beginning of Year	77,613	93,540
Cash and Cash Equivalents at End of Year	$71,157	$77,613

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
RECONCILATION OF NET INCOME AND EARNINGS PER SHARE (CRDB) TO
NON-GAAP ADJUSTED NET INCOME AND EARNINGS PER SHARE (CRDB)
For the Three Months Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	2012					2011
				Net Income	Diluted				Net Income	Diluted
	Income			Attributable to	Earnings	Income			Attributable to	Earnings
	Before	Tax	Net	Shareholders of	per Share	Before	Tax (Benefit)	Net	Shareholders of	per Share
	Income Taxes	Provision	Income	Crawford & Company	(CRDB)	Income Taxes	Provision	Income	Crawford & Company	(CRDB)
As reported	$26,778	$8,744	$18,034	$17,912	$0.32	$183	$(4,598)	$4,781	$4,492	$0.08
Add (deduct):
Tax adjustments	—	—	—	—	—	—	5,462	(5,462)	(5,462)	(0.10)
Special charges and credits	8,538	3,244	5,294	5,294	0.10	4,613	1,748	2,865	2,865	0.05
Non-GAAP adjusted	$35,316	$11,988	$23,328	$23,206	$0.42	$4,796	$2,612	$2,184	$1,895	$0.03

For the Year Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	2012					2011
				Net Income	Diluted				Net Income	Diluted
	Income			Attributable to	Earnings	Income			Attributable to	Earnings
	Before	Tax	Net	Shareholders of	per Share	Before	Tax Provision	Net	Shareholders of	per Share
	Income Taxes	Provision	Income	Crawford & Company	(CRDB)	Income Taxes	(Benefit)	Income	Crawford & Company	(CRDB)
As reported	$83,440	$29,957	$53,483	$52,617	$0.94	$58,431	$12,739	$45,692	$45,404	$0.83
Add (deduct):
Arbitration award	—	—	—	—	—	(6,992)	(1,137)	(5,855)	(5,855)	(0.11)
Tax adjustments	—	—	—	—	—	—	5,462	(5,462)	(5,462)	(0.10)
Special charges and credits	11,332	4,306	7,026	7,026	0.13	4,613	1,748	2,865	2,865	0.05
Non-GAAP adjusted	$94,772	$34,263	$60,509	$59,643	$1.07	$56,052	$18,812	$37,240	$36,952	$0.67